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                                                                    EXHIBIT 10.2



                              AMRESCO CAPITAL TRUST
                        1998 SHARE OPTION AND AWARD PLAN


         AMRESCO CAPITAL TRUST, a Texas real estate investment trust (the "Company"), hereby adopts the following 1998 Share Option and Award Plan (the "Plan").

                                    RECITALS

         WHEREAS, the Company and AMREIT Managers, L.P., a Delaware limited partnership (the "Manager"), have entered into a Management Agreement of even date herewith pursuant to which the Manager will manage the day-to-day operations of the Company;

         WHEREAS, the Company desires to encourage high levels of performance by the Manager and those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who will contribute to the success of the Company and to encourage such individuals to remain as trust managers, officers and/or employees of the Manager, the Company and its subsidiaries by increasing their proprietary interest in the Company's growth and success; and

         WHEREAS, to further these goals, the Company has formulated this 1998 Share Option and Award Plan to authorize the granting of incentive awards through grants of share options ("Options") and Restricted Share Awards (as hereinafter defined) to the Manager and those individuals whose judgment, initiative and efforts are responsible for the success of the Company.

         NOW, THEREFORE, the Company hereby constitutes and adopts the following Plan and agrees to the following provisions:

                                    ARTICLE 1

                               PURPOSE OF THE PLAN

         1.1 PURPOSE. The purpose of the Plan is to assist the Company in motivating the Manager by aligning the interests of the Manager with those of the Company's shareholders, and attracting and retaining selected individuals to serve as trust managers, officers and employees of the Manager and the Company who will contribute to the Company's success and to achieve long-term objectives which will inure to the benefit of all shareholders of the Company through the additional incentive inherent in the


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ownership of the Company's common shares of beneficial interest, par value $.01 per share (the "Shares"). Options granted under the Plan will be either "incentive stock options" intended to qualify as such under the provisions of
Section 422 of the Internal Revenue Code of 1986, as from time to time amended (the "Code"), or "nonqualified stock options." For purposes of the Plan, the term "subsidiary" shall mean "subsidiary corporation," as such term is defined in Section 424(f) of the Code, and "affiliate" shall have the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of the Plan, the term "Award" shall mean a grant of an Option or a Restricted Share Award.


                                    ARTICLE 2

                            SHARES SUBJECT TO AWARDS

         2.1      NUMBER OF SHARES. Subject to the adjustment provisions of
SECTION 6.9 hereof, the aggregate number of Shares which may be issued under Awards under the Plan, whether pursuant to Options or Restricted Share Awards, shall not exceed, at any time, an amount equal to 15% of the outstanding Shares at such time. No Awards to purchase fractional Shares shall be granted or issued under the Plan.

         2.2 SHARES SUBJECT TO TERMINATED AWARDS. The Shares covered by any unexercised portions of terminated Options granted under Article 4, Shares forfeited as provided in SECTION 5.3(a) and Shares subject to any Awards which are otherwise surrendered by the Participant (as hereinafter defined) without receiving any payment or other benefit with respect thereto may again be subject to new Awards under the Plan. In the event the purchase price of an Option is paid in whole or in part through the delivery of Shares, the number of Shares issuable in connection with the exercise of the Option shall not again be available for the grant of Awards under the Plan.

         2.3 CHARACTER OF SHARES. Shares delivered under the Plan may be authorized and unissued Shares or Shares acquired by the Company, or both.


                                    ARTICLE 3

                         ELIGIBILITY AND ADMINISTRATION

         3.1      AWARDS TO EMPLOYEES AND TRUST MANAGERS.

                  (a) Persons (or entities) who are eligible to receive Options under Article 4 hereof ("Optionees") or Restricted Share Awards under
         Article 5 hereof,



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         (in either case, a "Participant") include (i) the Manager, and (ii)
         such officers, employees and Trust Managers (hereinafter defined) of the Company or any of its subsidiaries or affiliates, or of the Manager as the Board of Trust Managers of the Company (the "Board") or the Committee (hereinafter defined) shall select from time to time. The Board's or the Committee's designation of an Optionee or Participant in any year shall not require the Board or the Committee to designate such Optionee or Participant to receive Awards or grants in any other year. The designation of an Optionee or Participant to receive Awards or grants under one portion of the Plan shall not require the Committee to include such Optionee or Participant under other portions of the Plan.

                  (b) No Option which is intended to qualify as an "incentive stock option" may be granted to any officer, employee or Trust Manager who, at the time of such grant, owns, directly or indirectly (within the meaning of sections 422(b)(6) and 424(d) of the Code), shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any of its subsidiaries or affiliates, unless at the time of such grant, (i) the option price is fixed at not less than 110% of the Fair Market Value (as defined below) of the Shares subject to such Option, determined on the date of the grant, and (ii) the exercise of such Option is prohibited by its terms after the expiration of five (5) years from the date such Option is granted.

         3.2      ADMINISTRATION.

                  (a) The Plan shall be administered by a committee (the "Committee") consisting of the compensation committee of the Board, or such other Trust Managers as may be appointed from time to time by the Board, provided that the Committee will consist of not fewer than two Trust Managers each of whom will be (i) a "Non-Employee Director" within the meaning of and to the extent required by Rule 16b-3 (or any successor rule) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) an "outside director" as required pursuant to
         Section 162(m) of the Code and such regulations as may be promulgated thereunder, and (iii) an Independent Trust Manager, as defined in the Bylaws of the Company.

                  (b) The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan. All actions of the Committee shall be taken by majority vote of its members.

                  (c) Subject to the provisions of the Plan, the Board or the Committee shall have authority, in its sole discretion, to interpret the provisions of the Plan



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         and, subject to the requirements of applicable law, including Rule
         16b-3 of the Exchange Act, to prescribe, amend, and rescind rules and regulations relating to it as it may deem necessary or advisable. All decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its shareholders, Trust Managers, officers, employees, Optionees and Participants.


                                    ARTICLE 4

                                     OPTIONS

         4.1 GRANT OF OPTIONS. The Board or the Committee shall determine, within the limitations of the Plan, the Participants to whom Options are to be granted under the Plan, the number of Shares that may be purchased under each such Option and the option price, and shall designate such Options at the time of the grant as either "incentive stock options" or "nonqualified stock options;" provided, however, that Options granted to the Manager, employees of the Manager or to any other non-employee of the Company may only be "nonqualified stock options."

         All Options granted pursuant to this Article 4 shall be authorized by the Board or the Committee and shall be evidenced in writing by share option agreements ("Share Option Agreements") in such form and containing such terms and conditions as the Board or the Committee shall determine which are not inconsistent with the provisions of the Plan, and, with respect to any Share Option Agreement granting Options which are intended to qualify as "incentive stock options," are not inconsistent with Section 422 of the Code. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such option. Any individual who is granted an Option pursuant to this
Article 4 may hold more than one Option granted pursuant to such Articles at the same time and may hold both "incentive stock options" and "nonqualified stock options" at the same time. To the extent that any Option does not qualify as an "incentive stock option" (whether because of its provisions, the time or manner of its exercise or otherwise) such Option or the portion thereof which does not so qualify shall constitute a separate "nonqualified stock option."

         4.2 OPTION PRICE. Subject to SECTION 3.1(b), the option price per each Share purchasable under any "incentive stock option" granted pursuant to this Article 4 shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such Share on the date of the grant of such Option. The option price per share of each Share purchasable under any "nonqualified stock option" granted pursuant to this Article 4 shall be such amount as the Board or the Committee shall determine at the time of the grant of such Option.



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         4.3      OPTION EXERCISE LOANS. The Board or the Committee may
determine that an Optionee may pay all or a portion of the purchase price of Shares being purchased by an Optionee pursuant to the exercise of an Option through a loan made by the Company to the Optionee (an "Option Exercise Loan") as set forth in this Article 4.

         4.4      TERMS OF OPTION EXERCISE LOANS.

                  (a) Option Exercise Loan. Each Option Exercise Loan shall be evidenced by a promissory note of the Optionee. The term of the Option Exercise Loan shall be a period not to exceed ten years, as determined by the Board or the Committee, and the proceeds of the Option Exercise Loan shall be used exclusively by the Optionee for purchase of Shares from the Company at a purchase price equal to the option price set forth in the Optionee's Share Option Agreement.

                  (b) Interest on Option Exercise Loan. An Option Exercise Loan shall bear interest at such rate as the Committee shall determine (but not in excess of the maximum rate permissible under applicable law), payable in a manner and at such times as the Committee shall determine. Those terms and provisions as the Board or the Committee shall determine shall be incorporated into the promissory note evidencing the Option Exercise Loan.

         4.5      SECURITY FOR OPTION EXERCISE LOAN.

                  (a) Stock Power and Pledge. Option Exercise Loans granted to Optionees shall be secured by a pledge of the Shares acquired pursuant to the exercise of the Option. Such pledge shall be evidenced by a pledge agreement (an "Option Exercise Pledge Agreement") containing such terms and conditions as the Board or the Committee shall determine. Option Exercise Loans may be recourse, or partially recourse or non-recourse with respect to an Optionee, as the Board or the Committee shall determine. The share certificates for the Shares purchased by an Optionee with an Option Exercise Loan shall be issued in the Optionee's name, but shall be held by the Company as security for repayment of the Optionee's Option Exercise Loan together with a stock power executed in blank by the Optionee (the execution and delivery of which by the Optionee shall be a condition to the issuance of the Shares). The Optionee shall be entitled to exercise all rights applicable to such Shares, including, but not limited to, the right to vote such Shares and the right to receive dividends and other distributions made with respect to such Shares.

                  (b) Release and Delivery of Share Certificates During the Term of the Option Exercise Loan. On each anniversary date of an Option Exercise Loan, the



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         Company may release and deliver to each Optionee certificates for
         Shares purchased by an Optionee with an Option Exercise Loan, in such amounts and on such terms and conditions as the Board or the Committee shall determine, which shall be set forth in the Option Exercise Pledge Agreement.

                  (c) Release and Delivery of Share Certificates Upon Repayment of the Option Exercise Loan. The Company shall release and deliver to each Optionee certificates for the Shares purchased by the Optionee with an Option Exercise Loan and then held by the Company at such time as the Optionee has paid or otherwise satisfied in full the balance of the Option Exercise Loan and any accrued but unpaid interest thereon. In the event the balance of the Option Exercise Loan is not repaid, forgiven or satisfied on (i) the date repayment of the Option Exercise Loan is due (whether in accordance with its term, by reason of acceleration or otherwise), or (ii) such later date as the Board or the Committee, in its discretion, shall provide for repayment or satisfaction, the Company shall foreclose upon, retain or sell those Shares then held by the Company in accordance with the Option Exercise Pledge Agreement.

         4.6      TERMINATION OF SERVICE.

                  (a) Forgiveness of Option Exercise Loans. In the event of an Optionee's termination of service by reason of death, Disability (as hereinafter defined) or by the Company without "cause", or in the event of a "change of control", the Board or the Committee shall have the right (but shall not be required) to forgive all or any portion of the remaining unpaid principal amount of any Option Exercise Loan outstanding to such Optionee in whole or in part as of the date of such occurrence; provided that, in the event of death or Disability, the Company is able to obtain key man life insurance or other insurance coverage to satisfy or offset the amount of such forgiven indebtedness. "Change of control" and "cause" shall have the respective meanings as set forth in the promissory note evidencing the Option Exercise Loan.

                  (b) Acceleration of Option Exercise Loans. In the event of the termination of an Optionee's service by the Optionee without "good reason" (as defined in the promissory note evidencing the Option Exercise Loan) or by the Company with "cause", the Optionee shall repay to the Company the entire balance of the Option Exercise Loan and any accrued but unpaid interest thereon, which amounts shall become immediately due and payable on the thirtieth (30th) day following the date of such termination.

         4.7 RESTRICTIONS ON TRANSFER. No Shares purchased by an Optionee with an Option Exercise Loan may be pledged (other than to the Company pursuant to



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SECTION 4.5 above), sold, assigned or transferred (other than by will or by the laws of descent and distribution) until the repayment in full of all principal and accrued interest due and payable with respect to the Option Exercise Loan.

         4.8 OTHER PROVISIONS. Options granted pursuant to this Article 4 shall be made in accordance with the terms and provisions of Article 6 hereof and any other applicable terms and provisions of the Plan.


                                    ARTICLE 5

                                RESTRICTED AWARDS

         5.1      RESTRICTED SHARE AWARDS.

                  (a) Grants of Restricted Share Awards. A grant of Shares made pursuant to this Article 5 is referred to as a "Restricted Share Award." The Board or the Committee may grant to any Participant an amount of Shares in such manner, and subject to such terms and conditions relating to vesting, forfeitability and restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise) as the Committee shall establish (such Shares referred to herein as "Restricted Shares"). The terms of any Restricted Share Award granted under this Plan shall be set forth in a written agreement (a "Restricted Share Agreement") which shall contain provisions determined by the Board or the Committee and not inconsistent with this Plan. The provisions of Restricted Share Awards need not be the same for each Participant receiving such Awards.

                  (b) Issuance of Restricted Shares. As soon as practicable on or after the date of grant of a Restricted Share Award by the Board or the Committee, the Company shall cause to be transferred on the books of the Company Shares, registered in the name of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company retroactive to the date of grant, if a Restricted Share Agreement delivered to the Participant by the Company with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Restricted Shares covered by Awards under this Article 5 shall be subject to the restrictions, terms and conditions contained in the Plan and the Restricted Share Agreement entered into by and between the Company and the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may, in the discretion of the Committee, be



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         held in custody by the Company or its designee and shall bear a restrictive legend describing the applicable restrictions, terms and conditions.

                  (c) Shareholder Rights. Beginning on the date of grant of any Restricted Share Award and subject to execution of the Restricted Share Agreement as provided in SECTIONS 5.1(a) and (b), the Participant shall become a shareholder of the Company with respect to all Shares subject to the Restricted Share Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that any Shares distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares.

                  (d) Restriction on Transferability. Except as may be agreed in writing by the Company, no Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold prior to lapse or release of the restrictions applicable thereto.

                  (e) Delivery of Shares Upon Release of Restrictions. With respect to any Restricted Shares, upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Board or the Committee, the restrictions applicable to such Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of SECTION 8.1, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's beneficiary, one or more stock certificates for the appropriate number of Shares, free of all such restrictions, except for any restrictions that may be imposed by law.

         5.2 ISSUANCE OF RESTRICTED SHARES IN LIEU OF TRUST MANAGER FEES. The Board or the Committee may award to any Trust Manager who is not also an employee of the Company or any direct or indirect subsidiary of the Company (an "Independent Trust Manager") all or any portion of the fees payable to such Independent Trust Manager in Restricted Shares having a Fair Market Value equal to such value as may be set by the Board or the Committee. Such Restricted Shares may be issued to any Independent Trust Manager as of the date the Trust Manager fees would otherwise be payable in cash or as soon thereafter as practicable. Such issuance of Restricted Shares shall be made upon such terms, conditions and procedures as the Board or the Committee may establish from time to time.




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         5.3      TERMS OF RESTRICTED SHARES.

                  (a) Forfeiture of Restricted Shares. Subject to SECTION 5.3(b), all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant satisfies the requirements of the Restricted Share Agreement which may include requirements for continuation of service, performance, etc. The Committee, in its sole discretion, shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

                  (b) Waiver of Forfeiture Period. Notwithstanding anything contained in this Article 5 to the contrary, the Board or the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Restricted Share Agreement under appropriate circumstances (which may include the death, disability or retirement of the Participant, or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Board or the Committee shall deem appropriate.


                                    ARTICLE 6

                         GENERALLY APPLICABLE PROVISIONS

         6.1 OPTION PERIOD. Subject to SECTION 3.1(b), the period for which an Option is exercisable shall not exceed ten (10) years from the date such Option is granted. After the Option is granted, the option period may not be reduced.

         6.2 FAIR MARKET VALUE. If the Shares are listed or admitted to trading on a securities exchange registered under the Exchange Act, the "Fair Market Value" of a Share as of a specified date shall mean the average of the high and low price of the shares for the day immediately preceding the date as of which Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported on the principal securities exchange on which the Shares are listed or admitted to trading. If the Shares are not listed or admitted to trading on any such exchange but are listed as a national market security on NASDAQ, traded in the over-the-counter market or listed or traded on any similar system then in use, the Fair Market Value of a Share shall be the average of the high and low sales price for the day immediately preceding the date as of which the Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported on such system. If the Shares are



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not listed or admitted to trading on any such exchange, are not listed as a national market security on NASDAQ and are not traded in the over-the-counter market or listed or traded on any similar system then in use, but are quoted on NASDAQ or any similar system then in use, the Fair Market Value of a Share shall be the average of the closing high bid and low asked quotations on such system for the Shares on the date in question. If the Shares are not publicly traded, Fair Market Value shall be determined by the Board or the Committee in its sole discretion using appropriate criteria. An Award shall be considered granted on the date the Board or the Committee acts to grant the Award or such later date as the Board or the Committee shall specify.

         6.3 EXERCISE OF OPTIONS. Options granted under the Plan shall be exercised by the Optionee thereof (or by his or her executors, administrators, guardian or legal representative, as provided in SECTIONS 6.6 and 6.7 hereof) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Full payment of such purchase price shall be made within five (5) business days following the date of exercise and shall be made (i) in cash or by certified check or bank check, (ii) with the consent of the Board or the Committee, by delivery of a promissory note in favor of the Company upon such terms and conditions as determined by the Board or the Committee, (iii) with the consent of Board or the Committee, by tendering previously acquired Shares (valued at its Fair Market Value, as determined by the Board or the Committee as of the date of tender), or (iv) with the consent of the Board or the Committee, any combination of (i), (ii) and (iii); provided, however, that payment may not be pursuant to (iii) above unless the Optionee shall have owned the Shares being tendered in payment for a period of at least six months prior to the date of exercise of the Option. Such notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Board or the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. The Company shall effect the transfer of Shares purchased pursuant to an Option as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. No person exercising an Option shall have any of the rights of a holder of Shares subject to an Option until certificates for such Shares shall have been issued following the exercise of such Option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

         6.4 NON-TRANSFERABILITY OF OPTIONS. No Option shall be assignable or transferable by the Optionee, other than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee or his duly appointed guardian or legal representative. Notwithstanding the foregoing or any other



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provisions contained in this Plan, a nonqualified Share Option Agreement may provide that the Optionee may transfer the option and all rights and privileges evidenced by the Share Option Agreement to (i) members of Optionee's immediate family (i.e., Optionee's spouse, or the children, grandchildren or parents of Optionee or Optionee's spouse) (any such person referred to herein as a "Family Member"), (ii) one or more trusts for the benefit of any Family Member, and
(iii) any partnership whose only partners are Family Members (any person or entity referred to in clauses (i), (ii) or (iii) above being a "Permitted Transferee"), provided that (a) no consideration may be paid for the transfer of the option or other rights or privileges evidenced by the Share Option Agreement and (b) any Permitted Transferee who is the transferee of any Option will remain subject to all conditions (including the transfer restrictions) which were applicable to the Option and the rights and privileges evidenced by the Plan and the Share Option Agreement prior to the transfer to such Permitted Transferee.

         6.5 TERMINATION OF SERVICE. If the service of an Optionee is terminated for any reason other than (1) Disability (as hereinafter defined) of the Optionee, (2) death of the Optionee, or (3) for cause (as defined in the applicable Share Option Award Agreement or, if not so defined, as determined by the Committee in its sole and absolute discretion), an Option (whether or not exercisable on the date of such termination) shall be exercisable by the Optionee at any time prior to the expiration of the Option or, in the case of an Option which is an "incentive stock option", within three (3) months after the date of such termination of service, whichever is the shorter period. Notwithstanding the foregoing provisions, with respect to Share Options intended to qualify as "incentive stock options," in the event such Options are not exercised by the Optionee within three (3) months after termination of service in accordance with this SECTION 6.5, a Share Option Agreement may provide that the Optionee may still exercise his Option at any time prior to the expiration of the Option, but such Option shall be deemed to be a "nonqualified stock option."

         6.6 DEATH. If the Optionee dies while employed by the Company or any of its subsidiaries or affiliates or during his term as a Trust Manager of the Company or any of its subsidiaries or affiliates, as the case may be, any Option(s) granted to him not previously expired or exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Optionee or by any person who acquired such Option by bequest or inheritance, at any time within one year after the death of the Optionee, unless earlier terminated pursuant to its terms; provided, however, that if the term of such Option would expire by its terms within six months after the Optionee's death, the term of such Option shall be extended until six months after the Optionee's death; provided further, that in no instance may the term of the Option, as so extended, exceed the maximum term set forth in SECTION 3.1(b) or 6.1 above.




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         6.7      DISABILITY. If an Optionee's service is terminated by reason of the Optionee's Disability, an Option (whether or not exercisable on the date of the Optionee's termination of service by reason of Disability) shall be exercisable by the Optionee at any time prior to the expiration of the Option or, in the case of an Option which is an "incentive stock option", within twelve
(12) months after the date of such termination of service, whichever is the shorter period. Notwithstanding the foregoing provisions, with respect to "incentive stock options", in the event such Options are not exercised by the Optionee within twelve (12) months after the date of termination of service in accordance with this SECTION 6.7, a Share Option Agreement may provide that the Optionee may still exercise his Option at any time prior to the expiration of the Option, but such Option shall be deemed to be a "nonqualified stock option." As used herein, the term "Disability" shall have the meaning set forth in the applicable Share Option Agreement or Restricted Share Agreement (each such type of agreement being hereinafter sometimes referred to as an "Award Agreement"), or, if not so defined therein, shall mean the determination by the Board or the Committee, upon the advice of an independent qualified physician, that the Participant has become physically or mentally incapable of performing his or her duties and such disability has disabled the Participant for a consecutive period of one-hundred and eighty (180) days. The determination of whether or not an Optionee's service is terminated by reason of Disability shall be in the sole and absolute discretion of the Board or the Committee.

         6.8 AMENDMENT AND MODIFICATION OF THE PLAN. The Board or the Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law or any rule of any stock exchange or quotation system on which Shares are listed or quoted; provided that neither the Board nor the Committee may amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act or any applicable law; and further provided that neither the Board nor the Committee may, without the approval of the Company's shareholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to SECTION 6.9 hereof), (b) reduce the minimum option price specified by SECTION 3.1(b) hereof, (c) increase the maximum permissible term of any Option specified by SECTIONS 3.1(b) and 6.1 hereof, or (d) remove responsibility for administering the Plan from the Board or the Committee. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of an Optionee or a Participant under any Award previously granted without such Optionee's or Participant's consent.

         6.9 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that a dividend payable in Shares of the Company or a share split shall be hereinafter declared upon the Shares of the Company, the number of Shares then subject to any Award hereunder and the number of Shares reserved for issuance pursuant to the Plan but not yet covered by an Award shall be adjusted by adding to each such Share the number of shares which would be distributable thereon if such Share had been outstanding on the date fixed for determining the shareholders entitled to receive such share dividend or share split. In the event that the outstanding Shares of the Company shall be changed into or exchanged for a different number or kind of shares of beneficial interest or other securities of the Company or of another corporation, whether through reorganization, recapitalization, share split, combination of shares, merger, consolidation, combination, spin-off, repurchase or exchange of Shares then there shall be substituted for each Share subject to any such Award and for each Share reserved for issuance pursuant to the Plan but not yet covered by an Award, the number and kind of shares of beneficial interest or other securities into which each outstanding Common Share shall be so changed or for which each such Share shall be exchanged. In the event there shall be any change, other than as specified above in this SECTION 6.9, in the number or kind of outstanding Shares of the Company or of any shares of beneficial interest or other securities into which Shares shall have been changed or for which they shall have been exchanged, then if the Board or the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of Shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an Award and of the Shares then subject to an Award or Awards, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Award Agreement. In the case of any such substitution or adjustment as provided for in this Section, the option or purchase price in each Award Agreement for each Share covered thereby prior to such substitution or adjustment will be the option or purchase price for all shares of beneficial interest or other securities which shall have been substituted for such Share or to which such adjustment provided for in this SECTION 6.9 shall be made, in accordance with Section 424(a) of the Code. No adjustment or substitution provided for in this SECTION 6.9 shall require the Company pursuant to any Award Agreement to sell a fractional Share, and the total substitution or adjustment with respect to each Award Agreement shall be limited accordingly.

         6.10 ACCELERATION. A "Change in Control" for purposes of this Plan shall mean the occurrence of any of the following events: (i) any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Exchange Act, other than any employee benefit plan sponsored by the Company, becomes the "beneficial owners," as such term is used in Section 13 of the Exchange Act, of fifty percent (50%) or more of the Shares issued and outstanding immediately prior to such acquisition; (ii) any Shares are purchased pursuant to a tender or exchange offer other than an offer by the Company; or (iii) the dissolution or liquidation of the Company or the consummation of any merger or consolidation of the Company or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Company immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than



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



Options and other rights to acquire equity securities) possessing less than fifty percent (50%) of the voting power of the surviving or acquiring corporation.

                  (a) Change in Control With Provision Being Made Therefor. If provision be made in writing in connection with a Change in Control for the assumption and continuance of any Award granted under the Plan, or the substitution for such Award of a new option or other security covering the shares of the successor employer corporation, with appropriate adjustment as to number and kind of shares and prices, the Award granted under the Plan, or the new Award substituted therefor, as the case may be, shall continue in the manner and under the terms provided.

                  (b) Change in Control Without Provision Being Made Therefor. In the event provision is not made in connection with a Change in Control for the continuance and assumption of any Award granted under the Plan or for the substitution of any Award covering the shares of the successor employer corporation, then, subject to the $100,000 annual limitation with respect to "incentive stock options", the holder of any such Award shall be entitled, prior to the effective date of any such Change in Control, to purchase the full number of shares not previously exercised under such Award, without regard to the periods of exercisability of such Award established by the Committee and set forth in the Award Agreement evidencing such Award if (and only if) such Award has not at that time expired or been terminated and any other requirements for purchase or exercise set forth in the Award Agreement have been satisfied, failing which purchase, any unexercised portion of the Option shall continue to be exercisable during the remaining term thereof, except as otherwise provided in the Award Agreement granting the Award.

                  (c) Binding Decision. All adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive for all purposes of the Plan and of each Award Agreement.

         6.11 QUALIFICATION OF THE PLAN. This Plan is not intended to be, and shall not be, qualified under Section 401(a) of the Code.





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

                                    ARTICLE 8

                                  MISCELLANEOUS

         8.1 TAX WITHHOLDING. The Company shall notify an Optionee or Participant of any income tax withholding requirements arising as a result of the grant of any Award, exercise of an Option or any other event occurring pursuant to this Plan. The Company shall have the right to withhold from such Optionee or Participant such withholding taxes as may be required by law, or to otherwise require the Optionee or Participant to pay such withholding taxes. If the Optionee or Participant shall fail to make such tax payments as are required, the Company or its subsidiaries or affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Optionee or Participant or to take such other action as may be necessary to satisfy such withholding obligations.

         8.2 RIGHT OF DISCHARGE RESERVED. Nothing in the Plan nor the grant of an Award hereunder shall confer upon the Manager or any officer, employee, Trust Manager or other individual the right to continue in the employment or service of the Company or any subsidiary or affiliate of the Company or affect any right that the Company or any subsidiary or affiliate of the Company may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such officer, employee, Trust Manager or other individual at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship even if the termination is in violation of an obligation of the Company or any subsidiary or affiliate of the Company to the officer, employee or Trust Manager.

         8.3 NATURE OF PAYMENTS. All Awards made pursuant to the Plan are in consideration of services performed for the Company or any subsidiary or affiliate of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Optionee or Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any subsidiary or affiliate of the Company except as may be determined by the Committee or by the Trust Managers or directors of the applicable subsidiary or affiliate of the Company.

         8.4 INDEMNIFICATION OF COMMITTEE. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled to indemnity from the Company in connection with actions brought against any such member by reason of such member serving on the Committee in accordance with the provisions of the Company's Amended and Restated Declaration of Trust (as currently in effect from time to time).

         8.5 SEVERABILITY. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

         8.6 GENDER AND NUMBER. In construing the Plan, any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural, except when otherwise indicated by the context.

         8.7 GOVERNING LAW. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Texas and construed accordingly and the Plan shall be deemed to be performable in Dallas County, Texas.

         8.8 TERMINATION OF PLAN. Awards may be granted under the Plan at any time and from time to time on or prior to _______, 2008, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

         8.9 CAPTIONS. The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

         8.10     EFFECTIVE DATE.   The effective date of the Plan shall be
__________, 1998.